Exhibit 10.35
NEITHER THIS AGREEMENT NOR THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.
EDDIE BAUER HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT
(Inducement Award Issued Outside Plan)
     This Restricted Stock Unit Agreement (this “Agreement”), is made and entered into as of the day of month (the “Date of Grant”), by and between Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”), and name (“Grantee”).
R E C I T A L S
     A. WHEREAS, pursuant to the terms of an offer letter dated date, Grantee has accepted an offer to be employed by and render personal services to the Company as its title, commencing date; and
     B. WHEREAS, on date, pursuant to a duly noticed meeting of the Board of Directors of the Company (the “Board”), the Board authorized the grant to Grantee on date of # restricted stock units (“Restricted Stock Units”) representing a contractual right to receive one share of Company common stock (“Common Stock”) for each Restricted Stock Unit at the Payment Date set forth herein; and
     C. WHEREAS, the grant of Restricted Stock Units are an inducement for Grantee to accept initial employment with the Company and are not granted under the terms of the Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan, as amended or restated from time to time (the “Plan”), but are granted outside the Plan under this individual Restricted Stock Unit Agreement; and
     D. WHEREAS, the Company desires to grant to Grantee, and Grantee desires to accept, the Restricted Stock Units representing the contractual right to acquire shares of its Common Stock, on the terms and subject to the conditions set forth herein.

A G R E E M E N T
     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Basis for Award. This award is made in accordance with the terms of an offer letter dated date, the action of the Board on date and the inducement award provisions under NASDAQ Marketplace Rule 4350. The Grantee hereby receives as of the date hereof an award of Restricted Stock Units pursuant to the terms of this Agreement (the “Grant”).
     2. Units Awarded.
          (a) The Company hereby awards to the Grantee, Restricted Stock Units for # shares of Common Stock . Restricted Stock Units are hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of the Company’s Common Stock. Each Restricted Stock Unit represents a contractual right to receive one share of Common Stock from the Company at the Payment Date set forth in this Agreement.
          (b) The Company shall in accordance with the Plan establish and maintain a Restricted Stock Unit account for the Grantee, and such account shall be credited for the number of Restricted Stock Units granted to the Grantee. The Restricted Stock Unit Account shall be credited for any securities or other property (including regular cash dividends) distributed by the Company in respect of its Common Stock. Any such property shall be subject to the same vesting schedule as the Restricted Stock Units to which they relate.
          (c) Until the Restricted Stock Units awarded to the Grantee shall have vested and become payable on the Payment Date specified in this Agreement, the Restricted Stock Units and any related securities, cash dividends or other property nominally credited to a Restricted Stock Unit account may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated.
     3. Administration. The Compensation Committee of the Board or its duly authorized delegate (the “Administrator”) shall have discretionary authority to administer and interpret the terms of this Agreement. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on the Company and Grantee and all other persons.
     4. Vesting. The Restricted Stock Units covered by this Agreement shall become 100% vested and the restrictions on transfer shall lapse if Grantee continues to be providing continuous services as an employee, director or consultant (“Continuous Service”) to the Company on date. Upon the occurrence of a Change in Control, the Restricted Stock shall become 100% vested on such event and the restrictions on transfer shall lapse. Except as otherwise provided in this Section, if the Grantee ceases Continuous Service for any other reason, the unvested Restricted Stock Units shall be forfeited immediately. For purposes of this Agreement, the term “Change in Control” shall have the same meaning as such term is defined under the terms of the Plan or any successor thereto, including any modification or amendment that may be adopted after the date of this Agreement.
     5. Payment. Subject to Grantee’s satisfaction of applicable withholding requirements pursuant to Section 8 hereof, payment shall be made in shares of Common Stock as soon as practicable after the Vesting Date set forth herein (the “Payment Date”), but not later than two and one half months after the end of the calendar year in which the Payment Date occurs. The Administrator shall cause a stock certificate to be delivered to the Grantee with respect to such shares free of all restrictions hereunder, except for applicable federal and or state securities laws restrictions. Any securities, cash dividends or other property credited to the Restricted Stock Unit account other than Restricted Stock Units shall be paid in kind, or, in the discretion of the Administrator, in cash.
     6. Deferral Election. Grantee may make a one-time election to defer the timing of the payment of the Restricted Stock Units and have such amount paid at a later date pursuant to the terms of the Eddie Bauer Holdings, Inc. Nonqualified Deferred Compensation Plan, subject to the following terms and conditions:
          (a) The deferral election must be made within 30 days after the Grant of the Restricted Stock Units;
          (b) the deferral election must be made at least 12 months in advance of the earliest Vesting Date at which the forfeiture condition could lapse;
          (c) the deferral election may not take effect until at least 12 months after the date on which it is made; and
          (d) the deferral election must postpone the Payment Date for a period of at least five years from the date the Restricted Stock Units would otherwise become payable or at least five years from the date the first payment of the Common Stock otherwise would become payable.
     7. Compliance with Laws and Regulations.
          (a) Securities Registration. The issuance of Common Stock upon vesting of the Restricted Stock Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws, other applicable laws and regulations of any stock exchange or interdealer quotation system on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Regardless of whether the shares of Common Stock that may be issued pursuant to this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law. In connection with the Grant or vesting of the Restricted Stock units or the payment of Common Stock in settlement of such Grant, the Grantee will make or enter into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws or with this Agreement.
          (b) Market Stand-Off. If an underwritten public offering by the Company of its equity securities occurs pursuant to an effective registration statement filed under the Securities Act, including a secondary public offering by the Company, the Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Common Stock acquired pursuant to this Agreement without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Stock acquired under this Agreement until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock becomes convertible, shall immediately be subject to the Market Stand-Off.
     8. Tax Withholding. As a condition to payment under Section 5 hereof, the Grantee agrees that no later than the Payment Date, the Grantee shall pay to the Company (in cash or to the extent permitted by the Administrator, Common Stock held by the Grantee whose Fair Market Value on the day preceding the date the Restricted Stock Units vests is equal to the amount of the Grantee’s tax withholding liability, including shares of Common Stock that otherwise would be subject to settlement on the Payment Date pursuant to the Restricted Stock Units) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Common Stock received in settlement of the Restricted Stock Units for which the restrictions shall lapse. Alternatively, the Company or its affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee (including payments due when the Restricted Stock Units vest) any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock settled on the Payment Date.
     9. Section 409A Limitation. It is the parties intention that this arrangement comply with Internal Revenue Code Section 409A. In the event the Administrator determines at any time that this Restricted Stock Unit constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, notwithstanding any provision of this Agreement to the contrary, the Agreement shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. Therefore, unless the parties explicitly agree that this provision is inapplicable, notwithstanding anything to the contrary in this or any other agreement:

          (a) A deferral election or second election or change in the time or form of benefit payments that would violate Section 409A shall have no legal effect, and the Grantee shall have the right to receive the amount (and will be taxable on it) as if it had been paid when it would have been paid absent the illegal election.  The Grantee promises to repay, with interest at the applicable federal rate, any amount paid prior to the specified Payment Date in violation of Section 409A.
          (b) If the Company mistakenly defers more than the Grantee elected, the excess amount deferred shall be a nonelective Company deferral payable at the time and in the manner as the elected deferral.  The Grantee hereby authorizes withholding the mistaken amount from his or her Grant.
          (c) If the Company mistakenly defers less than the Grantee elected, the deficiency shall be credited to the employee as soon as discovered.  The Grant thereafter shall be reduced (without adverse consequences to the employer) in a reasonable way specified by the Company to offset the cost of correcting the deficiency.
          (d) In lieu of the foregoing, the employer unilaterally may take any other steps that will prevent any of the errors described above from violating Section 409A.
          (e) Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if the terms of this Agreement do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.
     10. Nontransferability. This Agreement is not transferable. However, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.
     11. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its affiliates to terminate the Grantee’s Continuous Service at any time, in the absence of a specific written agreement to the contrary.
     12. No Right to Future Awards. This Grant of Restricted Stock Units is discretionary. This Agreement does not confer on Grantee any right or entitlement to receive another Grant of Restricted Stock Units or any other equity-based award at any time in the future or in respect of any future period.

     13. Representations and Warranties of Grantee. The Grantee represents and warrants to the Company that:
          (a) Agreement to Terms. The Grantee has received a copy of this Agreement and has read and understands the terms of this Agreement, and agrees to be bound by the terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or thereafter if the Common Stock is paid and if the Grantee later disposes of the Common Stock, and that the Grantee should consult a tax advisor prior to such time.
          (b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.
          (c) Securities Representations. In addition, the Grantee hereby makes the following additional representations:
          1. The Grantee is acquiring the shares of Common Stock for his own account for investment purposes only and not with a view towards distribution.
          2. The Grantee understands that the shares of Common Stock to be issued under this Agreement may not be registered under the Securities Act or under any state securities laws and therefore Grantee may not be able to dispose of any of the Common Stock unless and until such shares are subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.
          3. The Grantee understands that Rule 144 promulgated under the Securities Act may indefinitely restrict transfer of the Common Stock so long as the Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.
          (d) Obligation To Sell. Notwithstanding anything herein to the contrary, if at any time following Grantee’s acquisition of shares of Common Stock hereunder, stockholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the “Control Sellers”) enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each stockholder who is not a Control Seller (a “Non-Control Seller”) to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller. Grantee agrees to honor any obligations Grantee may have as a Non-Control Seller.
     14. Adjustment Upon Changes in Capitalization. If any change is made in the Common Stock subject to the Grant, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the number and class of shares relating to the Restricted Stock Units in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that is intended to provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company. The Administrator’s adjustment shall be effective, final, binding and conclusive for all purposes of this Agreement.
     15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without giving effect to such state’s conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
     16. Defined Terms. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used herein shall have the definitions as provided herein. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.
     17. Miscellaneous Terms.
          (a) Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company at 10401 NE 8th Street, Bellevue, WA 98004 and to the Grantee at the address appearing in the records of the Company for the Grantee or to either party at such other address as either party hereto may hereafter designate in writing to the other. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) five (5) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) two (2) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile.
          (b) Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.
          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. It supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.
     18. Amendment. The terms of this Agreement may not be altered or amended in any manner that would impair the rights of the Grantee hereunder except by a written instrument signed by the Company and the Grantee. Notwithstanding the foregoing, if any provision of the Agreement contravenes Section 409A of the Code, the Company may reform the Agreement or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of Section 409A.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Grantee has executed this Agreement, on the dates indicated opposite their respective signatures, effective as of the Date of Grant.

EDDIE BAUER HOLDINGS, INC.

Date:	By:

GRANTEE

Date:

name, in his individual capacity